Exhibit 99.1

Release: 4:30 P.M. July 21, 2021

212-365-6721
                      IR@MCBankNY.com

Metropolitan Bank Holding Corp. Reports Second Quarter Net Income

of $13.3 Million and Diluted EPS of $1.55

❖  Total Revenues increased 20.4% from the prior year quarter

❖  Tangible book value per share increased 14.7% from the prior year quarter

NEW YORK, July 21, 2021 – Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), today reported net income of $13.3 million, or $1.55 per diluted common share, for the second quarter of 2021 compared to net income of $10.8 million, or $1.29 per diluted common share, for the second quarter of 2020.

Financial Highlights include:

•	Total revenues of $43.1 million, up 20.4% from the prior year quarter, and up 26.9% excluding gain on sale of securities[1] recorded in each period

•	Second quarter earnings per share of $1.55, up 20.2% from the prior year quarter

•	Book value per share was $42.92 per share, up 14.2% and tangible book value per share[1] was $41.75, up 14.7% from prior year quarter

•	Annualized return on average equity of 15.0% and an annualized return on average tangible common equity[1] of 15.7%

•	Loans were up 6.5% from the linked quarter and 19.3% from June 30, 2020

•	Deposits were up 19.5% from the linked quarter and 55.8% from June 30, 2020, with non-interest bearing demand deposits increasing by $1.3 billion or 83.0% since June 30, 2020.

•	Efficiency ratio[1] improved to 50.3% compared to 51.1% for the prior year quarter

Mark DeFazio, President and Chief Executive Officer, commented, “Our second quarter results, which underscore our sustainable and resilient organic growth, highlight the business model and values we developed 22 years ago when MCB was founded. At its core, MCB is a commercial bank that consistently drives organic loan and deposit growth, which provides sustainable growth in net income, tangible book value per share and EPS. Given our early strategic vision and foresight on industry change, we developed a unique ability to collaborate with fintech clients well before “fintech” was a term. Our Global Payments Group continues to pave the way for the transformation of MCB that allows us to simultaneously be a high performing commercial bank and a critical financial infrastructure partner to fintechs. Our Global Payments Group, with revenue growth and stable, non-interest-bearing deposits, continues to be a meaningful source of liquidity. As our fintech partners continue to gain market share, MCB is well positioned to benefit from this vertical’s low acquisition cost of deposits.

1 Non-GAAP financial measure. See Reconciliation of Non-GAAP measures starting on page 12.

1

As we approach the end of our fourth year as a public company, I am reminded that our people make the difference.  Without the dedication and effort of the entire MCB team, including through the challenges of the pandemic, we would not be able to deliver on our promise to our clients to help them build and sustain generational wealth.  A heartfelt thank you goes out to the entire MCB team for all they do to make this a reality,” Mr. DeFazio concluded.

Balance Sheet

The Company had total assets of $5.8 billion at June 30, 2021, an increase of 45.8% from June 30, 2020. Total loans net of deferred fees and unamortized costs increased to $3.5 billion at June 30, 2021, as compared to $2.9 billion at June 30, 2020. The increase in total loans from June 30, 2020 was due primarily to an increase of $225 million in commercial real estate (“CRE”) loans (including construction and multifamily loans) and $335 million in commercial and industrial loans. Loan production was $501 million year to date at June 30, 2021 compared to $330 million year to date at June, 30 2020.

Total cash and cash equivalents were $1.7 billion at June 30, 2021, an increase of 108.9% from June 30, 2020. The increase in cash and cash equivalents reflects the strong growth in deposits. Total securities, primarily those classified as available-for-sale (“AFS”), were $548 million at June 30, 2021, an increase of 181.0% from June 30, 2020 due to the deployment of excess liquidity from deposit growth.

Total deposits increased to $5.3 billion at June 30, 2021, up 55.8% from $3.4 billion at June 30, 2020. The increase in deposits was due to increases of $1.3 billion in non-interest-bearing deposits and $626 million in interest-bearing deposits, resulting from increases across most deposit verticals. Non-interest-bearing deposits were 52.8% of total deposits at June 30, 2021, as compared to 45.0% at June 30, 2020.

The Company and the Bank each meet all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. Total non-owner-occupied commercial real estate loans were 442.6% of total risk-based capital at June 30, 2021 compared to 422.0% of total risk based capital at June 30, 2020.

Income Statement

Financial Highlights

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Total Revenues	$43,129	$35,814	$82,145	$69,121
Net income	13,336	10,811	25,453	16,908
Diluted earnings per common share	1.55	1.29	2.45	2.01
Annualized return on average assets	0.97%	1.14%	1.01%	0.94%
Annualized return on average equity	14.98%	13.82%	14.58%	10.95%
Annualized return on average tangible common equity*	15.65%	14.36%	15.24%	11.54%

2

Net Interest Income

Net interest income for the second quarter of 2021 was $37.0 million, an increase of $2.6 million from the linked quarter. This increase was primarily due to a higher average balance of $5.5 billion in interest-earning assets for the second quarter of 2021, which increased $816 million from the linked quarter. This increase was partially offset by an increase of $253 million in average interest-bearing liabilities, which were $2.4 billion for the second quarter of 2021, as compared to $2.2 billion for the linked quarter.

Net interest income increased $6.8 million for the second quarter of 2021, as compared to the second quarter of 2020, primarily due to an increase of $1.7 billion in the average balance of interest-earning assets for the second quarter of 2021, as compared to the second quarter of 2020. This was partially offset by a $423 million increase in the average balance of interest-bearing liabilities for the second quarter of 2021, as compared to the second quarter of 2020.

Net Interest Margin

Net interest margin decreased by 32 basis points to 2.68% for the second quarter of 2021, as compared to 3.00% for the linked quarter, primarily due to increased lower yielding overnight deposits driven by deposit growth. Additionally, the average cost of interest-bearing deposits remained at 0.60%.

Net interest margin decreased by 51 basis points to 2.68% for the second quarter of 2021 as compared to 3.19% for the second quarter of 2020, primarily due to increased low yielding overnight deposits driven by deposit growth; partially offset by a decrease in the average cost of interest-bearing liabilities driven by the lower rate environment.

Total cost of funds was 32 basis points, a decrease of 3 basis points from the linked quarter, and a decrease of 16 basis points from the prior year quarter, given the shift in mix toward non-interest bearing deposits.

Non-Interest Income

Non-interest income was $6.2 million for the second quarter of 2021, an increase of $1.6 million from the linked quarter driven primarily by a $0.4 million increase in Global Payments Group revenue, which continues to see strong increases in client transaction volumes driving revenue growth, a $0.6 million increase in recognized gains on sales of AFS securities and an increase of $0.5 million in service charges and fees.

Non-interest income for the second quarter of 2021 increased by $0.5 million, as compared to the second quarter of 2020. The increase was primarily due to an increase of $1.5 million of Global Payments Group revenue, an increase of $0.7 million in service charges and fees, offset by a reduction in recognized gains on sales of AFS securities of $1.7 million.

Non-Interest Expense

Non-interest expense was $21.7 million for the second quarter of 2021, an increase of $1.4 million from the linked quarter. The primary drivers were a $0.7 million increase in professional fees and a $0.5 million increase in technology costs, both of which primarily related to business and volume growth.

Non-interest expense increased $3.4 million for the second quarter of 2021, as compared to the second quarter of 2020. Drivers included an increase in compensation and benefits cost due to additional full-time employees along with annual salary adjustments and increases in professional fees in line with business and volume growth, partially offset by reduced licensing fees given the LIBOR rate reduction.

3

Asset Quality

Credit quality remains strong with no charge offs in the second quarter of 2021, while non-performing loans fell to 0.2% of total loans. During the second quarter of 2021, the Company recorded a credit provision of $1.9 million primarily driven by loan growth. COVID-19 related full payment deferrals declined to $11.0 million, or 0.3% of the total loan portfolio as of June 30, 2021. Principal only deferrals remained steady at $37.3 million or 1.1% of total loans as of the same date.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the holding company for Metropolitan Commercial Bank. The Bank provides a broad range of business, commercial and personal banking products and services to small and middle-market businesses, public entities and affluent individuals in the New York metropolitan area. Founded in 1999, the Bank is headquartered in New York City and operates six locations in Manhattan, Brooklyn and Great Neck, Long Island. The Bank is also an active issuer of debit cards for third-party debit card programs and provides critical global payments infrastructure to its fintech partners. the Bank is a New York State chartered commercial bank and a Federal Reserve System member bank whose deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”), and an equal opportunity lender. For more information, please visit www.mcbankny.com.

Forward Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to an unexpected deterioration in our loan or securities portfolios, unexpected increases in our expenses, greater than anticipated growth and our ability to manage our growth, unanticipated regulatory action or changes in regulations, unexpected changes in interest rates, an unanticipated decrease in deposits, an unanticipated loss of key personnel or existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, unanticipated increases in FDIC costs, changes in regulations, legislation or accounting rules and unanticipated adverse changes in our customers’ economic conditions or general economic conditions, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and whether the continued reopening of businesses will result in a meaningful increase in economic activity. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and higher levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; our cyber security risks may increase if a significant number of our employees are forced to working remotely; and FDIC premiums may increase if the agency experiences additional resolution costs. Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement.

4

Consolidated Balance Sheet

(dollars in thousands)	June 30, 2021	December 31, 2020	June 30, 2020
Assets
Cash and due from banks	$29,651	$8,692	$9,529
Overnight deposits	1,689,614	855,613	813,147
Total cash and cash equivalents	1,719,265	864,305	822,676
Investment securities available for sale	543,769	266,096	189,359
Investment securities held to maturity	2,222	2,760	3,319
Investment securities -- equity investments	2,291	2,313	2,301
Total securities	548,282	271,169	194,979
Other investments	11,989	11,597	15,731
Loans, net of deferred fees and unamortized costs	3,449,490	3,137,053	2,892,274
Allowance for loan losses	(37,377)	(35,407)	(32,505)
Net loans	3,412,113	3,101,646	2,859,769
Receivable from prepaid card programs, net	43,089	27,259	31,123
Accrued interest receivable	14,424	13,249	11,148
Premises and equipment, net	13,337	13,475	15,065
Prepaid expenses and other assets	14,961	18,388	10,217
Goodwill	9,733	9,733	9,733
Total assets	$5,787,193	$4,330,821	$3,970,441
Liabilities and Stockholders' Equity
Deposits:
Non-interest-bearing demand deposits	$2,794,136	$1,726,135	$1,526,439
Interest-bearing deposits	2,494,137	2,103,471	1,868,300
Total deposits	5,288,273	3,829,606	3,394,739
Federal Home Loan Bank of New York advances	—	—	104,000
Trust preferred securities	20,620	20,620	20,602
Subordinated debt, net of issuance cost	24,684	24,657	24,629
Secured borrowings	36,449	36,964	41,948
Accounts payable, accrued expenses and other liabilities	30,598	61,645	34,780
Accrued interest payable	1,773	712	1,199
Prepaid third-party debit cardholder balances	21,201	15,830	31,357
Total liabilities	5,423,598	3,990,034	3,653,272

Class B preferred stock	3	3	3
Common stock	83	82	82
Additional paid in capital	219,098	218,899	217,644
Retained earnings	146,283	120,830	98,271
Accumulated other comprehensive gain/(loss), net of tax effect	(1,872)	973	1,169
Total stockholders’ equity	363,595	340,787	317,169
Total liabilities and stockholders’ equity	$5,787,193	$4,330,821	$3,970,441

5

Consolidated Statement of Income (unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Total interest income	$41,050	38,106	$34,223	$79,156	$70,291
Total interest expense	4,077	3,684	4,062	7,760	11,159
Net interest income	36,973	34,422	30,161	71,396	59,132
Provision for loan losses	1,875	950	1,766	2,825	6,556
Net interest income after provision for loan losses	35,098	33,472	28,395	68,571	52,576

Non-interest income:
Service charges on deposit accounts	1,349	1,065	803	2,414	1,883
Global payments revenue	3,628	3,267	2,108	6,894	3,729
Other service charges and fees	566	304	411	868	1,036
Unrealized gain (loss) on equity securities	4	(41)	19	(36)	55
Gain on sale of securities	609	—	2,312	609	3,286
Total non-interest income	6,156	4,595	5,653	10,749	9,989

Non-interest expense:
Compensation and benefits	11,211	11,428	10,058	22,638	20,017
Bank premises and equipment	2,000	2,024	1,887	4,024	4,387
Professional fees	2,003	1,304	882	3,306	1,837
Technology costs	1,447	927	824	2,374	1,581
Licensing fees	2,067	2,074	2,636	4,141	5,684
Other expenses	2,961	2,566	1,997	5,528	4,291
Total non-interest expense	21,689	20,323	18,284	42,011	37,797

Net income before income tax expense	19,565	17,744	15,764	37,309	24,768
Income tax expense	6,229	5,627	4,953	11,856	7,860
Net income	$13,336	12,117	$10,811	$25,453	$16,908

Earnings per common share:
Average common shares outstanding - basic	8,312,234	8,276,174	8,221,748	8,294,404	8,218,853
Average common shares outstanding - diluted	8,543,474	8,417,319	8,359,450	8,479,562	8,391,514
Basic earnings	$1.59	1.46	$1.30	$2.50	$2.04
Diluted earnings	$1.55	1.43	$1.28	$2.45	$2.00

6

Net Interest Margin Analysis

Three months ended
June 30, 2021	March 31, 2021
Average	Average
Outstanding	Yield/Rate	Outstanding	Yield/Rate
(dollars in thousands)	Balance	Interest	(annualized)	Balance	Interest	(annualized)
Assets:
Interest-earning assets:
Loans (1)	$3,334,762	$39,234	4.65%	$3,187,450	$36,840	4.67%
Available-for-sale securities	487,147	1,204	0.98%	330,451	752	0.91%
Held-to-maturity securities	2,348	9	1.52%	2,623	11	1.71%
Equity investments - non-trading	2,309	7	1.20%	2,302	8	1.39%
Overnight deposits	1,612,187	442	0.11%	1,100,690	344	0.13%
Other interest-earning assets	11,985	154	5.15%	11,610	151	5.27%
Total interest-earning assets	5,450,738	41,050	2.98%	4,635,126	38,106	3.32%
Non-interest-earning assets	90,287	69,894
Allowance for loan and lease losses	(36,339)	(35,969)
Total assets	$5,504,686	$4,669,051

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market, savings and other interest-bearing accounts	$2,314,791	$3,348	0.58%	$2,058,611	$2,907	0.57%
Certificates of deposit	83,606	217	1.04%	86,902	264	1.23%
Total interest-bearing deposits	2,398,397	3,565	0.60%	2,145,513	3171	0.60%
Borrowed funds	45,296	512	4.47%	45,282	513	4.53%
Total interest-bearing liabilities	2,443,693	4,077	0.67%	2,190,795	3,684	0.68%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,603,198	2,067,539
Other non-interest-bearing liabilities	100,698	63,932
Total liabilities	5,147,589	4,322,266

Stockholders' equity	357,097	346,785
Total liabilities and equity	$5,504,686	$4,669,051

Net interest income	$36,973	$34,422
Net interest rate spread (2)	2.31%	2.64%
Net interest-earning assets	$3,007,045	$2,444,331
Net interest margin (3)	2.68%	3.00%
Ratio of interest earning assets to interest bearing liabilities	2.23	x	2.12	x
Total cost of funds (4)	0.32%	0.35%

(1)	Amount includes deferred loan fees and non-performing loans.
(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.
(4)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

7

Three months ended
June 30, 2021	June 30, 2020
Average	Average
Outstanding	Yield/Rate	Outstanding	Yield/Rate
(dollars in thousands)	Balance	Interest	(annualized)	Balance	Interest	(annualized)
Assets:
Interest-earning assets:
Loans (1)	$3,334,762	$39,234	4.65%	$2,827,154	$32,983	4.68%
Available-for-sale securities	487,147	1,204	0.98%	138,944	609	1.73%
Held-to-maturity securities	2,348	9	1.52%	3,423	16	1.85%
Equity investments - non-trading	2,309	7	1.20%	2,274	11	1.91%
Overnight deposits	1,612,187	442	0.11%	794,377	374	0.19%
Other interest-earning assets	11,985	154	5.15%	18,485	230	4.92%
Total interest-earning assets	5,450,738	41,050	2.98%	3,784,657	34,223	3.62%
Non-interest-earning assets	90,287	59,014
Allowance for loan and lease losses	(36,339)	(31,446)
Total assets	$5,504,686	$3,812,225

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market, savings and other interest-bearing accounts	$2,314,791	$3,348	0.58%	$1,764,742	$2,437	0.56%
Certificates of deposit	83,606	217	1.04%	97,688	478	1.97%
Total interest-bearing deposits	2,398,397	3,565	0.60%	1,862,430	2,915	0.63%
Borrowed funds	45,296	512	4.47%	158,471	1,147	2.86%
Total interest-bearing liabilities	2,443,693	4,077	0.67%	2,020,901	4,062	0.81%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,603,198	1,398,438
Other non-interest-bearing liabilities	100,698	78,159
Total liabilities	5,147,589	3,497,498

Stockholders' equity	357,097	314,727
Total liabilities and equity	$5,504,686	$3,812,225

Net interest income	$36,973	$30,161
Net interest rate spread (2)	2.31%	2.81%
Net interest-earning assets	$3,007,045	$1,763,756
Net interest margin (3)	2.68%	3.19%
Ratio of interest earning assets to interest bearing liabilities	2.23	x	1.87	x
Total cost of funds (4)	0.32%	0.48%

(1)	Amount includes deferred loan fees and non-performing loans.
(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.
(4)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

8

Summary of Income and Performance Measures

Five Quarter Trend (unaudited)

	Quarter Ended
(Dollars in thousands)	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
Net interest income	$36,973	$34,422	$33,467	$32,324	$30,161
Provision for loan losses	1,875	950	1,795	1,137	1,766
Net interest income after provision for loan losses	35,098	33,472	31,672	31,187	28,395
Non-interest income	6,156	4,595	3,373	3,637	5,653
Non-interest expense:
Compensation and benefits	11,211	11,428	9,835	9,944	10,058
Other expense	10,478	8,895	7,953	8,986	8,226
Total non-interest expense	21,689	20,323	17,788	18,930	18,284

Income before income tax expense	19,565	17,744	17,257	15,894	15,764
Income tax expense	6,229	5,627	5,482	5,111	4,953
Net income	13,336	12,117	11,775	10,783	10,811

Pre-tax, pre-provision income*	$21,440	$18,694	$19,052	$17,031	$17,530

Performance Measures:
Net income available to common shareholders	13,252	12,062	11,690	10,694	10,716
Per common share:
Basic earnings	$1.59	$1.46	$1.42	$1.30	$1.30
Diluted earnings	$1.55	$1.43	$1.39	$1.27	$1.29
Common shares outstanding:
Average - diluted	8,543,474	8,417,319	8,417,729	8,393,211	8,359,450
Period end	8,344,193	8,345,032	8,295,272	8,289,479	8,294,801
Return on (annualized):
Average total assets	0.97%	1.05%	1.13%	1.07%	1.14%
Average equity	14.98%	14.17%	13.94%	13.20%	13.82%
Average tangible common equity*	15.65%	14.82%	14.61%	13.85%	14.36%
Yield on average earning assets	2.98%	3.32%	3.54%	3.54%	3.62%
Cost of interest-bearing liabilities	0.67%	0.68%	0.64%	0.71%	0.81%
Net interest spread	2.31%	2.64%	2.90%	2.83%	2.81%
Net interest margin	2.68%	3.00%	3.21%	3.18%	3.19%
Net charge-offs as % of average loans (annualized)	—%	0.11%	—%	—%	0.03%
Efficiency ratio	50.29%	52.09%	48.28%	52.64%	54.58%

*Non-GAAP financial measure. See Reconciliation of Non-GAAP measures on page 12.

9

Consolidated Balance Sheet Summary, Five Quarter Trend (unaudited)

(dollars in thousands)	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
Assets
Total assets	$5,787,193	$4,922,801	$4,330,821	$4,001,759	$3,970,441
Overnight deposits	1,689,614	1,125,589	855,613	758,913	813,147
Total securities	548,282	484,761	271,169	187,695	194,979
Other investments	11,989	11,638	11,597	11,097	15,731
Loans, net of deferred fees and unamortized costs	3,449,490	3,237,664	3,137,053	2,989,550	2,892,274
Liabilities and Stockholders' Equity
Deposits:
Non-interest-bearing demand deposits	$2,794,136	$2,167,899	$1,715,042	$1,553,241	$1,526,439
Interest-bearing deposits	2,494,137	2,258,818	2,103,471	1,974,385	1,868,300
Total deposits	5,288,273	4,426,717	3,814,513	3,527,626	3,334,739
Borrowings	45,304	45,290	45,277	45,263	149,249
Total stockholders' Equity	363,595	348,217	340,787	328,584	317,169
Loan Production	$265.4	$235.7	$174.0	$183.3	$177.3
Asset Quality
Non-performing loans:
Non-accrual loans:
Commercial and industrial	3,337	3,337	4,192	4,512	6,482
Consumer	1,560	1,523	1,428	1,157	601
Total non-accrual loans	$4,897	$4,860	$5,620	$5,669	$7,083
Total non-performing loans	$5,491	$5,464	$6,389	$6,623	$8,448
Non-accrual loans to total loans	0.14%	0.15%	0.18%	0.19%	0.24%
Non-performing loans to total loans	0.16%	0.17%	0.20%	0.22%	0.29%
Allowance for loan losses	(37,377)	(35,502)	(35,407)	(33,614)	(32,505)
Allowance for loan losses to total loans	1.08%	1.10%	1.13%	1.12%	1.12%
Charge-offs	$—	$(855)	$(30)	$(82)	$(192)
Recoveries	$—	$—	$28	$54	$7
Net charge-offs/(recoveries) as % of average loans (annualized)	—%	0.11	—%	—%	0.03%
Regulatory Capital
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	6.8%	7.8%	8.5%	8.4%	8.6%
Metropolitan Commercial Bank	7.3%	8.2%	9.0%	9.0%	9.2%
Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	9.7%	9.9%	10.1%	10.1%	9.9%
Metropolitan Commercial Bank	11.1%	11.3%	11.6%	11.8%	11.6%
Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	10.5%	10.7%	10.9%	11.0%	10.8%
Metropolitan Commercial Bank	11.1%	11.3%	11.6%	11.8%	11.6%
Total Risk-Based:
Metropolitan Bank Holding Corp.	12.2%	12.4%	12.7%	12.9%	12.7%
Metropolitan Commercial Bank	12.2%	12.4%	12.7%	12.9%	12.6%

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Reconciliation of Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the following table:

	Quarterly Data					YTD
Dollars in thousands, except per share data	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Average assets	$5,504,686	$4,669,051	$4,153,908	$4,026,366	$3,812,225	$5,089,152	$3,633,280
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible assets	$5,494,953	$4,659,318	$4,144,175	$4,016,633	$3,802,492	$5,079,419	$3,623,547

Average equity	$357,097	$346,785	$335,940	$324,876	$314,727	$351,945	$310,607
Less: Average preferred equity	5,502	5,502	5,502	5,502	5,502	5,502	5,502
Average common equity	$351,595	$341,283	$330,438	$319,374	$309,225	$346,443	$305,105
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible common equity	$341,862	$331,550	$320,705	$309,641	$299,492	$336,710	$295,372

Total assets	$5,787,193	$4,922,801	$4,330,821	$4,001,759	$3,970,441	$5,787,193	$3,970,441
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible assets	$5,777,460	$4,913,068	$4,321,088	$3,992,026	$3,960,708	$5,777,460	$3,960,708

Total equity	$363,595	$348,217	$340,787	$328,584	$317,169	$363,595	$317,169
Less: preferred equity	5,502	5,502	5,502	5,502	5,502	5,502	5,502
Common equity	$358,093	$342,715	$335,285	$323,082	$311,667	$358,093	$311,667
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value)	$348,360	$332,982	$325,552	$313,349	$301,934	$348,360	$301,934

Common shares outstanding	8,344,193	8,345,032	8,295,272	8,289,479	8,294,801	8,344,193	8,294,801

Book value per share (GAAP)	$42.92	$41.07	$40.42	$38.97	$37.57	$42.92	$37.57
Tangible book value per share (non-GAAP)*	$41.75	$39.90	$39.25	$37.80	$36.40	$41.75	$36.40

Total revenue (GAAP)**	$43,129	$39,017	$33,467	$32,234	$35,814	$82,145	$69,121
Gain on sale of securities	609	-	-	-	2,312	609	3,286
Revenue excluding gain on sale of securities (non-GAAP)	$42,520	$39,017	$33,467	$32,234	$33,502	$81,536	$65,835

* Tangible book value divided by common shares outstanding at period-end.

** Total revenue equals net interest income plus non-interest income.

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	Quarterly Data
Dollars in thousands	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
Net income	$13,336	$12,117	$11,775	$10,783	$10,811
Plus: income tax expense	6,229	5,627	5,482	5,111	4,953
Income before income tax expense	$19,565	$17,744	$17,257	$15,894	$15,764
Plus: provision for loan losses	1,875	950	1,795	1,137	1,766
Pre-tax, pre-provision income	$21,440	$18,694	$19,052	$17,031	$17,530

Total non-interest expense (GAAP)	$21,689	$20,323	$17,788	$18,930	$18,284
Total Revenue (GAAP)	$43,129	$39,017	$36,840	$35,961	$35,814
Efficiency ratio (non-GAAP)	50.3%	52.1%	48.3%	52.6%	51.1%

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